Exhibit 99.1
DCP MIDSTREAM REPORTS RECORD SECOND QUARTER RESULTS
DENVER, August 2, 2022 (GLOBE NEWSWIRE) - Today, DCP Midstream, LP (NYSE: DCP) reported its financial results for the three and six months ended June 30, 2022.
HIGHLIGHTS
•For the respective three and six months ended June 30, 2022, DCP had net income attributable to partners of $383 million and $463 million, net cash provided by operating activities of $385 million and $574 million, adjusted EBITDA of $477 million and $913 million, and distributable cash flow of $369 million and $706 million.
•Generated $254 million and $501 million of excess free cash flow for the three and six months ended June 30, 2022, respectively, after fully funding distributions and growth capital.
•Record financial performance driven by strong G&P earnings resulting in increases in adjusted EBITDA of 9%, distributable cash flow of 9%, and excess free cash flow of 3%, quarter over quarter.
•Reduced absolute debt by ~$200 million and closed the quarter with 2.9 times leverage.
•Received Investment Grade upgrade from Fitch and Positive Outlook from S&P.
•Announced 10% increase to common unit distributions to deliver incremental cash to unitholders.
•Expanded Permian G&P business through strategic, low-multiple acquisition of The James Lake System, which closed on August 1, 2022.
•Published 3rd annual sustainability report, "Fundamentally Sustainable", detailing progress across environmental, social, and governance initiatives.
•Record year-to-date financial performance and strong outlook for the second half of the year have DCP positioned to significantly exceed the high end of 2022 financial guidance for adjusted EBITDA and DCF.

SECOND QUARTER 2022 SUMMARY FINANCIAL RESULTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(Unaudited)
	(Millions, except per unit amounts)

Net income (loss) attributable to partners	$383	$(31)	$463	$22
Net income (loss) per limited partner unit - basic and diluted	$1.77	$(0.22)	$2.08	$(0.03)
Net cash provided by operating activities	$385	$72	$574	$68
Adjusted EBITDA(1)	$477	$333	$913	$608
Distributable cash flow(1)	$369	$225	$706	$400
Excess free cash flow(1)	$254	$132	$501	$221
(1)This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow, excess free cash flow, and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
"DCP's record first half results demonstrate the power of our diversified portfolio, as our business model is set up to excel in the current environment," said Wouter van Kempen, chairman, president, and CEO. "Our strong financial performance has provided the flexibility to increase our distribution, acquire the James Lake strategic bolt-on assets, solidify our position as an investment grade company, and exit the quarter at 2.9 times leverage. The hard work from the DCP Team is paying off, and I'm very proud of what we have accomplished."
COMMON UNIT DISTRIBUTIONS
On July 19, 2022, DCP announced a quarterly common unit distribution of $0.43 per limited partner unit. DCP generated distributable cash flow of $369 million and $706 million for three and six months ended June 30, 2022, respectively. Distributions declared were $82 million and $163 million for the three and six months ended June 30, 2022, respectively.

SECOND QUARTER 2022 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing segment net income attributable to partners for the three months ended June 30, 2022 and 2021 was $201 million and $109 million, respectively.
Adjusted segment EBITDA increased to $205 million for the three months ended June 30, 2022, from $194 million for the three months ended June 30, 2021, primarily as a result of a contract amendment that resulted in a non-recurring increase in distributions on Sand Hills, higher volumes on Sand Hills, and favorable gas marketing results, partially offset by lower NGL marketing margins.
The following table represents volumes for the Logistics and Marketing segment:

			Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended June 30, 2021
NGL Pipeline	% Owned	Net Pipeline Capacity (MBbls/d)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)
Sand Hills	67%	333	304	288	288
Southern Hills	67%	128	122	118	116
Front Range	33%	87	78	73	60
Texas Express	10%	37	23	21	21
Other	Various	310	193	182	186
Total		895	720	682	671

Gathering and Processing

Gathering and Processing segment net income attributable to partners for the three months ended June 30, 2022 and 2021 was $322 million and $3 million, respectively.
Adjusted segment EBITDA increased to $335 million for the three months ended June 30, 2022, from $197 million for the three months ended June 30, 2021, reflecting higher commodity prices, higher gathering and processing margins, and higher wellhead volumes in the DJ Basin and Permian, partially offset by lower volumes in the South.
The following table represents volumes for the Gathering and Processing segment:

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended June 30, 2021
System	Net Plant/Treater Capacity (MMcf/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)
North	1,580	1,578	1,567	1,540
Midcontinent	1,110	838	797	850
Permian	1,100	982	966	926
South	1,630	985	780	1,022
Total	5,420	4,383	4,110	4,338

CREDIT FACILITIES AND DEBT
DCP has two credit facilities with up to $1.75 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.
•DCP has a $1.4 billion senior unsecured revolving credit agreement, or the Credit Agreement, that matures on March 18, 2027. As of June 30, 2022, total unused borrowing capacity under the Credit Agreement was $1,380 million, net of $20 million of letters of credit.
•DCP has an accounts receivable securitization facility that provides up to $350 million of borrowing capacity that matures August 12, 2024. As of June 30, 2022, DCP had $305 million of outstanding borrowings under the accounts receivable securitization facility.
As of June 30, 2022, DCP had $5.1 billion of total consolidated principal debt outstanding. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the twelve months ended June 30, 2022, DCP's leverage ratio was 2.9 times. The effective interest rate on DCP's overall debt position, as of June 30, 2022, was 5.31%.
CAPITAL EXPENDITURES AND INVESTMENTS
During the three months ended June 30, 2022, DCP had expansion capital expenditures, acquisition, and equity investments totaling $32 million, and sustaining capital expenditures totaling $23 million.
SECOND QUARTER 2022 EARNINGS CALL
DCP will host a conference call tomorrow, August 3, 2022, at 12:00 a.m. ET, to discuss its second quarter earnings. A link to the live audio webcast will be available on the Investors section on the DCP website at www.dcpmidstream.com. If participants would prefer to join by phone or would like to take part in the question and answer session, they should pre-register to receive dial-in credentials. An audio webcast replay, presentation slides, and transcript will also be available by accessing the Investors section on the DCP website.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow, excess free cash flow, and adjusted segment EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:
•financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;
•DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;
•viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;
•performance of DCP's business excluding non-cash commodity derivative gains or losses; and
•in the case of adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and pay capital expenditures.
DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment.
DCP defines distributable cash flow as adjusted EBITDA less sustaining capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
DCP defines excess free cash flow as distributable cash flow, as defined above, less distributions to limited partners, less expansion capital expenditures, net of reimbursable projects, and contributions to equity method investments, and less certain other items. Expansion capital expenditures are cash expenditures to increase DCP's cash flows, operating or earnings capacity. Expansion capital expenditures add on to or improve the capital assets owned, or acquire or construct new gathering lines and well connects, treating facilities, processing plants, fractionation facilities, pipelines, terminals, docks, truck racks, tankage and other storage, distribution or transportation facilities and related or similar midstream assets.
Sustaining capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Sustaining capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders. Excess free cash flow is used as a supplemental liquidity and performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, and is useful to investors and management as a measure of our ability to generate cash. Once business needs and obligations are met, including cash reserves to provide funds for distribution payments on our units and the proper conduct of our business, which includes cash reserves for future capital expenditures and anticipated credit needs, this cash can be used to reduce debt, reinvest in the company for future growth, or return to unitholders.
ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers, and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:
Mike Fullman
mfullman@dcpmidstream.com
303-605-1628

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$4,099	$2,113	$7,554	$4,682
Transportation, processing and other	184	125	339	243
Trading and marketing losses, net	(14)	(153)	(249)	(522)
Total operating revenues	4,269	2,085	7,644	4,403
Purchases and related costs	(3,644)	(1,839)	(6,719)	(3,876)
Operating and maintenance expense	(189)	(165)	(341)	(314)
Depreciation and amortization expense	(90)	(93)	(180)	(184)
General and administrative expense	(65)	(57)	(120)	(95)
Asset impairments	(1)	(20)	(1)	(20)
Loss (gain) on sale of assets, net	—	(1)	7	(1)
Other income	8	6	8	6
Total operating costs and expenses	(3,981)	(2,169)	(7,346)	(4,484)
Operating income (loss)	288	(84)	298	(81)
Interest expense, net	(70)	(77)	(141)	(154)
Earnings from unconsolidated affiliates	168	131	311	259
Income tax expense	(2)	—	(3)	—
Net income attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Net income (loss) attributable to partners	383	(31)	463	22
Series A preferred partner's interest in net income	(9)	(10)	(18)	(19)
Series B preferred partner's interest in net income	(3)	(3)	(6)	(6)
Series C preferred partner's interest in net income	(3)	(2)	(5)	(4)
Net income (loss) allocable to limited partners	$368	$(46)	$434	$(7)
Net income (loss) per limited partner unit — basic and diluted	$1.77	$(0.22)	$2.08	$(0.03)
Weighted-average limited partner units outstanding — basic	208.4	208.4	208.4	208.4
Weighted-average limited partner units outstanding — diluted	208.5	208.4	208.6	208.4

	June 30,	December 31,
	2022	2021
	(Millions)
Cash and cash equivalents	$8	$1
Other current assets	2,572	1,748
Property, plant and equipment, net	7,586	7,701
Other long-term assets	3,898	3,930
Total assets	$14,064	$13,380

Current liabilities	$2,342	$1,655
Current debt	505	355
Long-term debt	4,622	5,078
Other long-term liabilities	445	416
Partners' equity	6,125	5,851
Noncontrolling interests	25	25
Total liabilities and equity	$14,064	$13,380

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income (loss) attributable to partners	$383	$(31)	$463	$22
Interest expense, net	70	77	141	154
Depreciation, amortization and income tax expense, net of noncontrolling interests	91	91	182	182
Distributions from unconsolidated affiliates, net of earnings	33	39	58	40
Asset impairments	1	20	1	20
Loss (gain) on sale of assets	—	1	(7)	1
Non-cash commodity derivative mark-to-market	(101)	136	75	189
Adjusted EBITDA	477	333	913	608
Interest expense, net	(70)	(77)	(141)	(154)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(23)	(17)	(36)	(27)
Distributions to preferred limited partners (b)	(15)	(15)	(29)	(29)
Other, net	—	1	(1)	2
Distributable cash flow	369	225	706	400
Distributions to limited partners	(82)	(82)	(163)	(163)
Acquisition	(16)	—	(16)	—
Expansion capital expenditures and equity investments, net of reimbursable projects	(16)	(11)	(25)	(15)
Other, net	(1)	—	(1)	(1)
Excess free cash flow	$254	$132	$501	$221

Net cash provided by operating activities	$385	$72	$574	$68
Interest expense, net	70	77	141	154
Net changes in operating assets and liabilities	135	53	137	205
Non-cash commodity derivative mark-to-market	(101)	136	75	189
Other, net	(12)	(5)	(14)	(8)
Adjusted EBITDA	477	333	913	608
Interest expense, net	(70)	(77)	(141)	(154)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(23)	(17)	(36)	(27)
Distributions to preferred limited partners (b)	(15)	(15)	(29)	(29)
Other, net	—	1	(1)	2
Distributable cash flow	369	225	706	400
Distributions to limited partners	(82)	(82)	(163)	(163)
Acquisition	(16)	—	(16)	—
Expansion capital expenditures and equity investments, net of reimbursable projects	(16)	(11)	(25)	(15)
Other, net	(1)	—	(1)	(1)
Excess free cash flow	$254	$132	$501	$221
(a) Excludes reimbursements for leasehold improvements
(b) Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$201	$109	$342	$255
Non-cash commodity derivative mark-to-market	(26)	35	19	40
Depreciation and amortization expense	3	3	6	6
Distributions from unconsolidated affiliates, net of earnings	29	34	52	35
Asset impairments	—	13	—	13
Other charges	(2)	—	(2)	—
Adjusted segment EBITDA	$205	$194	$417	$349

Operating and financial data:
NGL pipelines throughput (MBbls/d)	720	671	701	625
NGL fractionator throughput (MBbls/d)	51	51	52	47
Operating and maintenance expense	$9	$12	$17	$18

Gathering and Processing Segment:
Financial results:
Segment net income attributable to partners	$322	$3	$393	$30
Non-cash commodity derivative mark-to-market	(75)	101	56	149
Depreciation and amortization expense, net of noncontrolling interest	81	80	162	161
Distributions from unconsolidated affiliates, net of earnings	4	5	6	5
Asset impairments	1	7	1	7
Other charges	2	1	2	1
Gain on sale of assets	—	—	(7)	—
Adjusted segment EBITDA	$335	$197	$613	$353

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,383	4,338	4,246	4,206
NGL gross production (MBbls/d)	427	409	414	385
Operating and maintenance expense	$175	$146	$315	$286

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Twelve Months Ended
	December 31, 2022
	Low	High
	Forecast	Forecast
	(millions)
Reconciliation of Non-GAAP Measures:
Forecasted net income attributable to partners	$615	$765
Distributions from unconsolidated affiliates, net of earnings	100	100
Interest expense, net of interest income	285	285
Income taxes	5	5
Depreciation and amortization, net of noncontrolling interests	355	355
Non-cash commodity derivative mark-to-market and other	(10)	(10)
Forecasted adjusted EBITDA	1,350	1,500
Interest expense, net of interest income	(285)	(285)
Sustaining capital expenditures, net of reimbursable projects	(100)	(140)
Preferred unit distributions ***	(60)	(60)
Other, net	(5)	(5)
Forecasted distributable cash flow	900	1,010
Distributions to limited partners and general partner	(325)	(325)
Expansion capital expenditures and equity investments	(150)	(100)
Forecasted excess free cash flow	$425	$585
*** Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.